OppFi Reports Record Quarterly Revenue, Net Income, and Adjusted Net Income and Increases Full Year Guidance Net income increased 136.9% year over year to $75.9 million, a Company record for any quarter Adjusted net income1 increased 41.4% year over year to $40.7 million, a Company record for any quarter Total revenue increased 13.5% year over year to $155.1 million, a Company record for any quarter Raised full year revenue guidance to between $590 million and $605 million, adjusted net income1 to between $137 million and $142 million, and adjusted EPS to between $1.54 and $1.60 CHICAGO, October 29, 2025— OppFi Inc. (NYSE: OPFI) (“OppFi” or the “Company”), a tech-enabled digital finance platform that partners with banks to offer financial products and services to everyday Americans, today reported financial results for the third quarter ended September 30, 2025. “OppFi continued to deliver strong performance in the third quarter 2025, achieving record quarterly revenue, profit and net originations. This continued outperformance has led to raising earnings guidance for the third time this year. Auto approval rates increased to 79.1%, which has improved operating efficiency year over year. We believe we are well positioned strategically with the Model 6.1 refit, risk-based pricing and dynamic seasonal modeling to mitigate exposure during periods of economic volatility,” said Todd Schwartz, CEO and Executive Chairman of OppFi. (1) Non-GAAP Financial Measures: Adjusted Net Income and Adjusted EPS are financial measures that have not been prepared in accordance with GAAP. See “Reconciliation of Non-GAAP Financial Measures” below for a detailed description and reconciliation of such Non-GAAP financial measures to their most directly comparable GAAP financial measures. A reconciliation of projected full year 2025 Adjusted Net Income and Adjusted EPS to the most directly comparable GAAP financial measures is not included in this press release because, without unreasonable efforts, the Company is unable to predict with reasonable certainty the amount or timing of non-GAAP adjustments that are used to calculate these measures.

Financial Summary

The following tables present a summary of OppFi's results for the three and nine months ended September 30, 2025 and 2024 (in thousands, except per share data). Certain columns and rows may not sum due to the use of rounded numbers for disclosure purposes. Percentages presented are calculated from the underlying whole-dollar amounts.

	Three Months Ended September 30,		Change
(Unaudited)	2025	2024	%
Total revenue[1]	$ 155,089	$ 136,593	13.5 %
Net income	$ 75,933	$ 32,057	136.9 %
Net income attributable to OppFi Inc.	$ 41,635	$ 4,264	876.5 %
Adjusted net income[2]	$ 40,727	$ 28,808	41.4 %
Basic EPS	$ 1.48	$ 0.21	602.1 %
Diluted EPS[3]	$ 0.77	$ 0.21	265.4 %
Adjusted EPS[2,3]	$ 0.46	$ 0.33	39.1 %

[1] Total revenue is calculated as the sum of interest and loan related income and other revenue.

[2] Non-GAAP Financial Measures: Adjusted Net Income and Adjusted EPS are financial measures that have not been prepared in accordance with GAAP. See "Reconciliation of Non-GAAP Financial Measures" below for a detailed description and reconciliation of such Non-GAAP financial measures to their most directly comparable GAAP financial measures.

[3] Diluted EPS calculated on a GAAP basis excludes dilutive securities, including Class V Voting Stock, restricted stock units, performance stock units, and stock options in any periods in which their inclusion would have an antidilutive effect.

	Nine Months Ended September 30,		Change
(Unaudited)	2025	2024	%
Total revenue[1]	$ 437,800	$ 390,240	12.2 %
Net income	$ 107,803	$ 69,864	54.3 %
Net income attributable to OppFi Inc.	$ 9,483	$ 12,867	(26.3)%
Adjusted net income[2]	$ 113,945	$ 62,370	82.7 %
Basic EPS	$ 0.36	$ 0.65	(44.2)%
Diluted EPS[3]	$ 0.36	$ 0.65	(44.2)%
Adjusted EPS[2,3]	$ 1.29	$ 0.72	78.9 %

[1] Total revenue is calculated as the sum of interest and loan related income and other revenue.

[2] Non-GAAP Financial Measures: Adjusted Net Income and Adjusted EPS are financial measures that have not been prepared in accordance with GAAP. See "Reconciliation of Non-GAAP Financial Measures" below for a detailed description and reconciliation of such Non-GAAP financial measures to their most directly comparable GAAP financial measures.

[3] Diluted EPS calculated on a GAAP basis excludes dilutive securities, including Class V Voting Stock, restricted stock units, performance stock units, and stock options in any periods in which their inclusion would have an antidilutive effect.

Key Performance Metrics

The following tables represent key quarterly metrics as of and for the three and nine months ended September 30, 2025 and 2024 (in thousands, except percentage metrics).

	Three Months Ended September 30,		Change
(Unaudited)	2025	2024	%
Total net originations[a]	$ 246,109	$ 218,801	12.5 %
Total retained net originations[a]	$ 215,237	$ 198,441	8.5 %
Ending receivables[b]	$ 481,037	$ 413,714	16.3 %
Net charge-offs as % of total revenue[c]	35.1 %	34.3 %	2.3 %
Net charge-offs as % of average receivables, annualized[c]	46.7 %	45.9 %	1.7 %
Average yield, annualized[d]	133.2 %	133.9 %	(0.6)%
Auto-approval rate[e]	79.1 %	76.8 %	3.0 %

[a] Total net originations are defined as gross originations net of transferred balance on refinanced loans, while total retained net originations are defined as the portion of total net originations with respect to which the Company ultimately purchased a receivable from bank partners.

[b] Ending receivables are defined as the unpaid principal balances of loans at the end of the reporting period.

[c] Net charge-offs as a percentage of total revenue and net charge-offs as a percentage of average receivables represent total charge-offs from the period less recoveries as a percentage of total revenue and as a percentage of average receivables. Net charge-offs as a percentage of average receivables is presented as an annualized metric. Finance receivables are charged off at the earlier of the time when accounts reach 90 days past due on a recency basis, when OppFi receives notification of a customer bankruptcy or is otherwise deemed uncollectible.

[d] Average yield is defined as total revenue from the period as a percent of average receivables and is presented as an annualized metric.

[e] Auto-approval rate is calculated by taking the number of approved loans that are not decisioned by a loan processor or underwriter (auto-approval) divided by the total number of loans approved.

	Nine Months Ended September 30,		Change
(Unaudited)	2025	2024	%
Total net originations[a]	$ 669,150	$ 587,846	13.8 %
Total retained net originations[a]	$ 589,905	$ 540,296	9.2 %
Ending receivables[b]	$ 481,037	$ 413,714	16.3 %
Net charge-offs as % of total revenue[c]	33.9 %	38.2 %	(11.2)%
Net charge-offs as % of average receivables, annualized[c]	45.5 %	50.3 %	(9.5)%
Average yield, annualized[d]	134.3 %	131.8 %	1.9 %
Auto-approval rate[e]	79.2 %	75.4 %	5.0 %

[a] Total net originations are defined as gross originations net of transferred balance on refinanced loans, while total retained net originations are defined as the portion of total net originations with respect to which the Company ultimately purchased a receivable from bank partners.

[b] Ending receivables are defined as the unpaid principal balances of loans at the end of the reporting period.

[c] Net charge-offs as a percentage of total revenue and net charge-offs as a percentage of average receivables represent total charge-offs from the period less recoveries as a percentage of total revenue and as a percentage of average receivables. Net charge-offs as a percentage of average receivables is presented as an annualized metric. Finance receivables are charged off at the earlier of the time when accounts reach 90 days past due on a recency basis, when OppFi receives notification of a customer bankruptcy or is otherwise deemed uncollectible.

[d] Average yield is defined as total revenue from the period as a percent of average receivables and is presented as an annualized metric.

[e] Auto-approval rate is calculated by taking the number of approved loans that are not decisioned by a loan processor or underwriter (auto-approval) divided by the total number of loans approved.

Full Year 2025 Guidance Update • Raise total revenue ◦ between $590 million and $605 million • Raise adjusted net income1 ◦ between $137 million to $142 million; and • Raise adjusted earnings per share1 ◦ between $1.54 and $1.60, based on approximate weighted average diluted share count of 89 million shares (1) Non-GAAP Financial Measures: Adjusted Net Income and Adjusted EPS are financial measures that have not been prepared in accordance with GAAP. See “Reconciliation of Non-GAAP Financial Measures” below for a detailed description and reconciliation of such Non-GAAP financial measures to their most directly comparable GAAP financial measures. A reconciliation of projected full year 2025 Adjusted Net Income and Adjusted EPS to the most directly comparable GAAP financial measures is not included in this press release because, without unreasonable efforts, the Company is unable to predict with reasonable certainty the amount or timing of non-GAAP adjustments that are used to calculate these measures. Conference Call Management will host a conference call today at 9:00 a.m. ET to discuss OppFi’s financial results and business outlook. The webcast of the conference call will be made available on the Investor Relations page of the Company’s website. The conference call can also be accessed with the following dial-in information: • Domestic: (800) 267-6316 • International: (203) 518-9783 • Conference ID: OPPFI An archived version of the webcast will be available on OppFi’s website. About OppFi OppFi (NYSE: OPFI) is a tech-enabled digital finance platform that partners with banks to offer financial products and services to everyday Americans. Through this transparent and responsible platform, which emphasizes financial inclusion and exceptional customer experience, the Company assists consumers who are underserved by traditional financing options in building improved financial health. OppLoans by OppFi maintains a 4.4/5.0 star rating on Trustpilot based on over 5,200 reviews, positioning the Company among the top consumer-rated financial platforms online. OppFi also holds a 35% equity interest in Bitty Holdings, LLC (“Bitty”), a credit access company that provides revenue-based financing and other working capital solutions to small businesses. For additional information, please visit oppfi.com. Contacts: Investor Relations: Mike Gallentine Head of Investor Relations mgallentine@oppfi.com Media Relations: media@oppfi.com Forward-Looking Statements This press release includes “forward-looking statements” within the meaning of the “safe harbor” provisions of the Private Securities Litigation Reform Act of 1995, Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. OppFi’s actual results may differ from its expectations, estimates and projections and consequently, you should not rely on these forward-looking statements as predictions of future events. Words such as “expect,” “estimate,” “project,” “budget,” “forecast,” “anticipate,” “intend,” “plan,” “may,” “will,” “could,” “should,” “believes,” “predicts,” “potential,” “possible,” “continue,” and similar expressions may identify forward-looking statements, but the absence of these words does not mean that a statement is not forward-looking. These forward-looking statements include, without limitation, OppFi’s expectations with respect to its full year 2025 guidance, the future performance of OppFi’s platform and underwriting models, and expectations for OppFi’s growth and future financial performance. These forward-looking statements are based on OppFi’s current expectations and assumptions about future events and are based on currently available information as to the outcome and timing of future events. These forward-looking statements involve significant risks and uncertainties that could cause the actual results to differ materially from the expected results. Most of these factors are outside OppFi’s control and are difficult to predict. Factors that may cause such differences include, but are not limited to, the impact of general economic conditions, including economic slowdowns, inflation, interest rate changes, recessions, the impact of tariffs, and tightening of credit markets on OppFi’s business; the impact of challenging macroeconomic and marketplace conditions; the impact of stimulus or other government programs; whether OppFi will be successful in obtaining declaratory relief against the Commissioner of the Department of Financial Protection and Innovation for the State of California; whether OppFi will be subject to AB 539; whether OppFi’s bank partners will continue to lend in California and whether OppFi’s financing sources will continue to finance the purchase of participation rights in loans originated by OppFi’s bank partners in California; OppFi’s ability to scale and grow the Bitty business; the impact that events involving financial institutions or the financial services industry generally, such as actual concerns or events involving liquidity, defaults, or non-performance, may have on OppFi’s business; risks related to any material weakness in OppFi’s internal controls over financial reporting; the ability of OppFi to grow and manage growth profitably and retain its key employees; risks related to new products; risks related to evaluating and potentially consummating acquisitions; concentration risk; risks related to OppFi’s ability to comply with various covenants in its corporate and warehouse credit facilities; risks related to potential litigation; changes in applicable laws or regulations, including, but not limited to, impacts from the One Big Beautiful Bill Act; the possibility that OppFi may be adversely affected by other economic, business, and/or competitive factors; risks related to management transitions; and other risks and uncertainties indicated from time to time in OppFi’s filings with the United States Securities and Exchange Commission, in particular, contained in the section or sections captioned “Risk Factors.” OppFi cautions that the foregoing list of factors is not exclusive, and readers should not place undue reliance upon any forward- looking statements, which speak only as of the date made. OppFi does not undertake or accept any obligation or undertaking to release publicly any updates or revisions to any forward-looking statements to reflect any change in its expectations or any change in events, conditions or circumstances on which any such statement is based. Non-GAAP Financial Measures This press release includes certain non-GAAP financial measures that are unaudited and do not conform to GAAP, such as Adjusted EBT, Adjusted Net Income, and Adjusted EPS. Adjusted EBT is defined as Net Income, adjusted for (1) income tax expense; (2) change in fair value of warrant liabilities; (3) other adjustments, net; and (4) other income. Adjusted Net Income is defined as Adjusted EBT as defined above, adjusted for taxes assuming a tax rate for each period presented that reflects the U.S. federal statutory rate of 21% and a blended statutory rate for state income taxes, in order to allow for a comparison with other publicly traded companies. Adjusted EPS is defined as Adjusted Net Income as defined above, divided by weighted average diluted shares outstanding, which represents shares of both classes of common stock outstanding and includes the impact of dilutive securities, such as restricted stock units, performance stock units, and stock options. These non-GAAP financial measures have not been prepared in accordance with accounting principles generally accepted in the United States and may be different from non-GAAP financial measures used by other companies. OppFi believes that the use of these non-GAAP financial measures provides an additional tool for investors to use in evaluating ongoing operating results and trends. These non-GAAP measures with comparable names should not be considered in isolation from, or as an alternative to, financial measures determined in accordance with GAAP. See “Reconciliation of Non-GAAP Financial Measures” below for reconciliations for OppFi’s non-GAAP financial measures to the most directly comparable GAAP financial measures. A reconciliation of projected full year 2025 Adjusted Net Income and Adjusted EPS to the most directly comparable GAAP financial measures is not included in this press release because, without unreasonable efforts, the Company is unable to predict with reasonable certainty the amount or timing of non-GAAP adjustments that are used to calculate these measures.

Consolidated Statements of Operations

The following tables present consolidated statements of operations for the three and nine months ended September 30, 2025 and 2024 (in thousands, except share and per share data). Certain columns and rows may not sum due to the use of rounded numbers for disclosure purposes. Percentages presented are calculated from the underlying whole-dollar amounts.

	Three Months Ended September 30,		Change	
(Unaudited)	2025	2024	$	%
Revenue:				
Interest and loan related income	$ 153,706	$ 135,535	$ 18,171	13.4 %
Other revenue	1,383	1,058	325	30.7
	155,089	136,593	18,496	13.5
Change in fair value of finance receivables	(50,532)	(45,425)	(5,107)	11.2
Provision for credit losses on finance receivables	—	(3)	3	(100.0)
Net revenue	104,557	91,165	13,392	14.7
Expenses:				
Salaries and employee benefits	14,513	13,803	710	5.1
Direct marketing costs	14,514	13,570	944	7.0
Interest expense and amortized debt issuance costs	10,079	11,285	(1,206)	(10.7)
Professional fees	6,100	5,714	386	6.8
Technology costs	3,131	3,041	90	3.0
Payment processing fees	1,712	1,725	(13)	(0.8)
Depreciation and amortization	1,133	2,280	(1,147)	(50.3)
Occupancy	1,030	1,005	25	2.5
Exit costs, net	—	61	(61)	(100.0)
General, administrative and other	3,900	3,589	311	8.7
Total expenses	56,112	56,073	39	0.1
Income from operations	48,445	35,092	13,353	38.1
Other income (expense):				
Change in fair value of warrant liabilities	31,688	(1,445)	33,133	2293.6
Income from equity method investment	1,365	627	738	117.7
Other income	82	80	2	2.5
Income before income taxes	81,580	34,354	47,226	137.5
Income tax expense	5,647	2,297	3,350	145.9
Net income	75,933	32,057	43,876	136.9
Less: net income attributable to noncontrolling interest	34,298	27,793	6,505	23.4
Net income attributable to OppFi Inc.	$ 41,635	$ 4,264	$ 37,371	876.5 %
Earnings per common share attributable to OppFi Inc.:				
Earnings per common share:				
Basic	$ 1.48	$ 0.21		
Diluted	$ 0.77	$ 0.21		
Weighted average common shares outstanding:				
Basic	28,163,404	20,248,004		
Diluted	88,236,591	20,248,004

Nine Months Ended September 30, Change (Unaudited) 2025 2024 $ % Revenue: Interest and loan related income $ 433,968 $ 386,890 $ 47,078 12.2 % Other revenue 3,832 3,350 482 14.4 437,800 390,240 47,560 12.2 Change in fair value of finance receivables (142,187) (149,546) 7,359 (4.9) Provision for credit losses on finance receivables — (34) 34 (100.0) Net revenue 295,613 240,660 54,953 22.8 Expenses: Salaries and employee benefits 46,045 46,028 17 0.0 Direct marketing costs 36,692 35,890 802 2.2 Interest expense and amortized debt issuance costs 29,965 33,679 (3,714) (11.0) Professional fees 15,091 15,993 (902) (5.6) Technology costs 9,474 9,062 412 4.5 Payment processing fees 4,869 5,487 (618) (11.3) Depreciation and amortization 4,395 7,495 (3,100) (41.4) Occupancy 3,099 2,989 110 3.7 Exit costs, net (1,449) 2,946 (4,395) (149.2) General, administrative and other 11,687 11,228 459 4.1 Total expenses 159,868 170,797 (10,929) (6.4) Income from operations 135,745 69,863 65,882 94.3 Other (expense) income: Change in fair value of warrant liabilities (23,223) 2,750 (25,973) (944.5) Income from equity method investment 3,562 627 2,935 468.1 Other income 241 239 2 0.8 Income before income taxes 116,325 73,479 42,846 58.3 Income tax expense 8,522 3,615 4,907 135.7 Net income 107,803 69,864 37,939 54.3 Less: net income attributable to noncontrolling interest 98,320 56,997 41,323 72.5 Net income attributable to OppFi Inc. $ 9,483 $ 12,867 $ (3,384) (26.3) % Earnings per common share attributable to OppFi Inc.: Earnings per common share: Basic $ 0.36 $ 0.65 Diluted $ 0.36 $ 0.65 Weighted average common shares outstanding: Basic 26,168,321 19,711,752 Diluted 26,168,321 20,460,396

Condensed Consolidated Balance Sheets The following table presents consolidated balance sheets as of September 30, 2025 and December 31, 2024 (in thousands). Certain columns and rows may not sum due to the use of rounded numbers for disclosure purposes. Percentages presented are calculated from the underlying whole-dollar amounts. (Unaudited) September 30, December 31, Change 2025 2024 $ % Assets Cash and restricted cash $ 75,193 $ 88,288 $ (13,095) (14.8) % Finance receivables at fair value 541,899 473,696 68,203 14.4 Equity method investment 18,888 19,194 (306) (1.6) Other assets 84,635 59,993 24,642 41.1 Total assets $ 720,615 $ 641,171 $ 79,444 12.4 % Liabilities and stockholders’ equity Accounts payable and accrued expenses $ 33,570 $ 33,290 $ 280 0.8 % Total debt 320,844 318,758 2,086 0.7 Warrant liabilities 38,331 15,108 23,223 153.7 Other liabilities 50,616 39,802 10,814 27.2 Total liabilities 443,361 406,958 36,403 8.9 Total stockholders’ equity 277,254 234,213 43,041 18.4 Total liabilities and stockholders’ equity $ 720,615 $ 641,171 $ 79,444 12.4 % Condensed Consolidated Statement of Cash Flows The following table presents the consolidated statement of cash flows for the nine months ended September 30, 2025 and 2024 (in thousands). Certain columns and rows may not sum due to the use of rounded numbers for disclosure purposes. Percentages presented are calculated from the underlying whole-dollar amounts. Nine Months Ended September 30, Change (Unaudited) 2025 2024 $ % Net cash provided by operating activities $ 284,481 $ 229,299 $ 55,182 24.1 % Net cash used in investing activities (218,419) (170,607) (47,812) 28.0 Net cash used in financing activities (79,157) (58,402) (20,755) 35.5 Net (decrease) increase in cash and restricted cash $ (13,095) $ 290 $ (13,385) (4615.1) %

Financial Capacity and Capital Resources

As of September 30, 2025, OppFi had $45.4 million in unrestricted cash, a decrease of $15.9 million from December 31, 2024. As of September 30, 2025, OppFi had an additional $204.2 million of unused debt capacity under its financing facilities for future availability, representing a 39% overall undrawn capacity, a decrease from $206.2 million as of December 31, 2024. The decrease in undrawn debt was driven primarily by an increase in the utilization of revolving lines of credit to fund receivables growth. Including total financing commitments of $525.0 million and cash and restricted cash on the balance sheet of $75.2 million, OppFi had approximately $600.2 million in funding capacity as of September 30, 2025.

Reconciliation of Non-GAAP Financial Measures

The following tables present reconciliations of non-GAAP financial measures for the three and nine months ended September 30, 2025 and 2024 (in thousands, except share and per share data). Certain columns and rows may not sum due to the use of rounded numbers for disclosure purposes. Percentages presented are calculated from the underlying whole-dollar amounts.

Adjusted EBT and Adjusted Net Income

Comparison of the three months ended September 30, 2025 and 2024

	Three Months Ended September 30,		Change	
(Unaudited)	2025	2024	$	%
Net income	$ 75,933	$ 32,057	$ 43,876	136.9 %
Income tax expense	5,647	2,297	3,350	145.9
Other income	(82)	(80)	(2)	2.5
Change in fair value of warrant liabilities	(31,688)	1,445	(33,133)	(2293.6)
Other adjustments, net[(a)]	3,393	1,967	1,426	72.5
Adjusted EBT	53,203	37,686	15,517	41.2
Less: pro forma taxes[(b)]	12,476	8,878	3,598	40.5
Adjusted net income	$ 40,727	$ 28,808	$ 11,919	41.4 %
Adjusted earnings per share	$ 0.46	$ 0.33		
Weighted average diluted shares outstanding	88,236,591	86,806,628		

[(a)] For the three months ended September 30, 2025, other adjustments, net of $3.4 million included $1.9 million in expenses related to stock compensation, $1.0 million in expenses related to corporate development, $0.4 million in expenses related to legal matters, and $0.1 million in expenses related to severance. For the three months ended September 30, 2024, other adjustments, net of $2.0 million included $1.1 million in expenses related to stock compensation, $0.9 million in expenses related to legal matters, and $0.1 million in expenses related to OppFi Card's exit activities, partially offset by a $0.2 million addback related to corporate development. The sum of the individual components of other adjustments, net may not equal the total presented due to the use of rounded numbers for disclosure purposes.

[(b)] Assumes a tax rate of 23.45% for the three months ended September 30, 2025 and 23.56% for the three months ended September 30, 2024, reflecting the U.S. federal statutory rate of 21% and a blended statutory rate for state income taxes.

Comparison of the nine months ended September 30, 2025 and 2024 Nine Months Ended September 30, Change (Unaudited) 2025 2024 $ % Net income $ 107,803 $ 69,864 $ 37,939 54.3 % Income tax expense 8,522 3,615 4,907 135.7 Other income (241) (239) (2) 0.8 Change in fair value of warrant liabilities 23,223 (2,750) 25,973 944.5 Other adjustments, net(a) 9,544 11,103 (1,559) (14.0) Adjusted EBT 148,851 81,593 67,258 82.4 Less: pro forma taxes(b) 34,906 19,223 15,683 81.6 Adjusted net income $ 113,945 $ 62,370 $ 51,575 82.7 % Adjusted earnings per share $ 1.29 $ 0.72 Weighted average diluted shares outstanding 88,218,365 86,368,930 (a) For the nine months ended September 30, 2025, other adjustments, net of $9.5 million included $8.3 million in expenses related to stock compensation, $1.0 million in expenses related to corporate development, $0.9 million in expenses related to legal matters, $0.7 million in expenses related to severance, and $0.2 million in expenses related to an adjustment to the Company’s outstanding lease obligations, partially offset by a $1.4 million addback related to the partial forgiveness of remaining expenses related to OppFi Card’s exit activities. For the nine months ended September 30, 2024, other adjustments, net of $11.1 million included $4.2 million in expenses related to stock compensation, $2.9 million in expenses related to OppFi Card’s exit activities, $2.1 million in expenses related to legal matters, $1.2 million in expenses related to severance, and $0.7 million in expenses related to corporate development. The sum of the individual components of other adjustments, net may not equal the total presented due to the use of rounded numbers for disclosure purposes. (b) Assumes a tax rate of 23.45% for the nine months ended September 30, 2025 and 23.56% for the nine months ended September 30, 2024, reflecting the U.S. federal statutory rate of 21% and a blended statutory rate for state income taxes.

Adjusted Earnings Per Share Comparison of the three months ended September 30, 2025 and 2024 Three Months Ended September 30, (Unaudited) 2025 2024 Weighted average Class A common stock outstanding 28,163,404 20,248,004 Weighted average Class V voting stock outstanding 58,852,443 65,664,358 Dilutive impact of restricted stock units 969,852 811,941 Dilutive impact of performance stock units 31,906 73,564 Dilutive impact of stock options 218,986 8,761 Weighted average diluted shares outstanding 88,236,591 86,806,628 Three Months Ended September 30, (In thousands, except share and per share data) 2025 2024 (Unaudited) $ Per Share $ Per Share Weighted average diluted shares outstanding 88,236,591 86,806,628 Net income $ 75,933 $ 0.86 $ 32,057 $ 0.37 Income tax expense 5,647 0.06 2,297 0.03 Other income (82) — (80) — Change in fair value of warrant liabilities (31,688) (0.36) 1,445 0.02 Other adjustments, net(a) 3,393 0.04 1,967 0.02 Adjusted EBT 53,203 0.60 37,686 0.43 Less: pro forma taxes(b) 12,476 0.14 8,878 0.10 Adjusted net income $ 40,727 $ 0.46 $ 28,808 $ 0.33 (a) For the three months ended September 30, 2025, other adjustments, net of $3.4 million included $1.9 million in expenses related to stock compensation, $1.0 million in expenses related to corporate development, $0.4 million in expenses related to legal matters, and $0.1 million in expenses related to severance. For the three months ended September 30, 2024, other adjustments, net of $2.0 million included $1.1 million in expenses related to stock compensation, $0.9 million in expenses related to legal matters, and $0.1 million in expenses related to OppFi Card’s exit activities, partially offset by a $0.2 million addback related to corporate development. The sum of the individual components of other adjustments, net may not equal the total presented due to the use of rounded numbers for disclosure purposes. (b) Assumes a tax rate of 23.45% for the three months ended September 30, 2025 and 23.56% for the three months ended September 30, 2024, reflecting the U.S. federal statutory rate of 21% and a blended statutory rate for state income taxes.

Comparison of the nine months ended September 30, 2025 and 2024 Nine Months Ended September 30, (Unaudited) 2025 2024 Weighted average Class A common stock outstanding 26,168,321 19,711,752 Weighted average Class V voting stock outstanding 60,590,252 65,908,534 Dilutive impact of restricted stock units 1,205,261 672,399 Dilutive impact of performance stock units 45,237 73,325 Dilutive impact of stock options 209,294 2,920 Weighted average diluted shares outstanding 88,218,365 86,368,930 Nine Months Ended September 30, (In thousands, except share and per share data) 2025 2024 (Unaudited) $ Per Share $ Per Share Weighted average diluted shares outstanding 88,218,365 86,368,930 Net income $ 107,803 $ 1.22 $ 69,864 $ 0.81 Income tax expense 8,522 0.10 3,615 0.04 Other income (241) — (239) — Change in fair value of warrant liabilities 23,223 0.26 (2,750) (0.03) Other adjustments, net(a) 9,544 0.11 11,103 0.13 Adjusted EBT 148,851 1.69 81,593 0.94 Less: pro forma taxes(b) 34,906 0.40 19,223 0.22 Adjusted net income $ 113,945 $ 1.29 $ 62,370 $ 0.72 (a) For the nine months ended September 30, 2025, other adjustments, net of $9.5 million included $8.3 million in expenses related to stock compensation, $1.0 million in expenses related to corporate development, $0.9 million in expenses related to legal matters, $0.7 million in expenses related to severance, and $0.2 million in expenses related to an adjustment to the Company’s outstanding lease obligations, partially offset by a $1.4 million addback related to the partial forgiveness of remaining expenses related to OppFi Card’s exit activities. For the nine months ended September 30, 2024, other adjustments, net of $11.1 million included $4.2 million in expenses related to stock compensation, $2.9 million in expenses related to OppFi Card’s exit activities, $2.1 million in expenses related to legal matters, $1.2 million in expenses related to severance, and $0.7 million in expenses related to corporate development. The sum of the individual components of other adjustments, net may not equal the total presented due to the use of rounded numbers for disclosure purposes. (b) Assumes a tax rate of 23.45% for the nine months ended September 30, 2025 and 23.56% for the nine months ended September 30, 2024, reflecting the U.S. federal statutory rate of 21% and a blended statutory rate for state income taxes.